EXHIBIT 31(b)

CERTIFICATION PURSUANT TO RULE 13a-14(a)/15d-14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934, AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-
OXLEY ACT OF 2002

I, Michael B. Carroll, certify that:

1.  I have reviewed this amendment to annual report on Form 10-K/A of Integra Bank Corporation;

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 25, 2011

/s/ Michael B. Carroll
Michael B. Carroll, Executive Vice President
and Chief Financial Officer